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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

DUANE READE INC.
(Exact Name of Registrant as Specified in Its Charter)

001-13843 (Commission File Number)
DELAWARE (State or Other Jurisdiction of Incorporation)		04-3164702 (I.R.S. Employer Identification No.)
440 Ninth Avenue New York, NY 10001 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 273-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

        The following information regarding Duane Reade Inc. ("we," "us" or the "Company") was provided on December 8, 2004 to potential lenders in connection with a proposed secured debt financing of up to $160.0 million to refinance its $155.0 million existing senior secured term loan facility.

1.
Pro forma financial information

        The unaudited pro forma financial data reflects adjustments to our consolidated historical financial data to give pro forma effect to the following transactions and other items (excluding non-recurring items), including:

  •
  the completion of the acquisition of the Company by an investor group led by Oak Hill Capital Partners, L.P. ("Oak Hill") through the merger of Duane Reade Acquisition Corp. into the Company ("the Acquisition");

  •
  the $239.5 million cash equity contribution by the investor group led by Oak Hill Capital Partners, L.P.;

  •
  the forfeiture by certain members of senior management of approximately $4.2 million of payments under existing contracts and our issuance of phantom stock to them;

  •
  an additional $72.0 million of borrowings under our amended asset-based revolving loan facility;

  •
  the borrowing of $155.0 million under our existing senior term loan facility;

  •
  the issuance of $195.0 million of senior subordinated notes;

  •
  the repurchase of our outstanding 2.1478% senior convertible notes due 2022 for an aggregate purchase price of $203.2 million (representing 100% of the principal amount of those notes, plus $2.2 million of accrued but unpaid interest on those notes through July 30, 2004);

  •
  the elimination of certain expenses associated with being an NYSE-listed company;

  •
  the payment of an annual $1.25 million management fee, paid quarterly, to an affiliate of Oak Hill Capital Partners, L.P.;

  •
  the transactions in connection with this offering, including (1) the incurrence of $160.0 million of new indebtedness, (2) an additional $2.9 million of borrowings under our amended asset-based revolving loan facility; (3) the repayment of $155.0 million in outstanding principal, plus $3.6 million of premium and accrued but unpaid interest through September 25, 2004, under our existing senior term loan facility; and (4) the payment of $4.3 million of associated fees and expenses; and

  •
  the initial allocation of the purchase price to the net assets acquired, summarized as follows:

(dollars in thousands)
Cash	$34,300
Inventory	256,200
Other current assets	74,100
Property, plant & equipment	194,000
Identified intangibles	175,700
Other assets	43,700
Goodwill	188,900
Deferred tax assets	9,900
Current liabilities	(105,500)
Non-current liabilities	(82,100)
Senior convertible debt	—
Capital leases	(3,100)
Deferred tax liabilities	(38,600)

Total purchase price	$747,500

        SEC rules would otherwise require that the pro forma consolidated financial information not give effect to the transactions described in the tenth bullet above, if any and the use of the proceeds from those transactions. However, in the pro forma financial statements included in this report, we are giving pro forma effect to such transactions as if they occurred in connection with the Acquisition. The pro forma financial information contained in this report has been prepared for our direct parent, Duane Reade Holdings, Inc. and all of its direct and indirect subsidiaries on a consolidated basis.

        The unaudited pro forma balance sheet as of September 25, 2004 consists of the historical balance sheet as of September 25, 2004, adjusted to give pro forma effect to the transactions listed in the tenth bullet above, as if such transactions had occurred on September 25, 2004. The unaudited pro forma statements of operations for the fiscal year ended December 27, 2003 and the twelve months and the 39 weeks ended September 25, 2004 give pro forma effect to each of the above items as if it had occurred as of the first day of the fiscal year ended December 27, 2003.

        The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that we believe are reasonable and may be revised as additional information becomes available, some of which will be based on third-party appraisals currently being conducted. We fully expect to complete these valuations and the final allocation of the purchase price within the allowable one-year time frame from the completion of the Acquisition. The pro forma adjustments and certain assumptions are described in the accompanying notes.

        The unaudited pro forma financial information set forth below should be read in conjunction with our historical financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are included in documents we have filed with the SEC.

Duane Reade Holdings, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
September 25, 2004
(dollars in thousands)

	Successor	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash	$1,377	$—		$1,377
Receivables	56,686	—		56,686
Inventories	264,064	—		264,064
Deferred income taxes	20,590	—		20,590
Prepaid expenses and other current assets	19,224	—		19,224

Total current assets	361,941	—		361,941
Property and equipment, net	194,809	—		194,809
Goodwill	188,892	—		188,892
Other assets	217,508	4,300	(1)	217,213
		(4,595	)(2)

Total assets	963,150	(295)		962,855

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	80,323			80,323
Accrued interest	3,839			3,839
Other accrued expenses	63,747	(547	)(3)	63,200
Current portion of capital leases	762			762

Total current liabilities	148,671	(547)		148,124
Long-term debt	502,971	5,000	(4)	510,918
		2,947	(5)
Capital lease obligations	2,209			2,209
Deferred income taxes	17,196			17,196
Other non-current liabilities	90,149			90,149

Total liabilities	761,196	7,400		768,596
Stockholders' equity	201,954	(7,695	)(6)	194,259

Total liabilities and stockholders' equity	963,150	(295)		962,855

The accompanying notes are an integral part of the
unaudited pro forma consolidated financial statements.

Notes to the Unaudited Pro Forma Consolidated Balance Sheet
(dollars in thousands)

(1)
To record the financing fees associated with the incurrence of new indebtedness.

(2)
To write-off the financing fees associated with the existing senior term loan facility.

(3)
To reflect the payment of accrued interest on the existing senior term loan facility.

(4)
To adjust debt for the repayment of the existing senior term loan facility and the incurrence of new indebtedness.

(5)
To record the additional borrowings under our amended asset-based revolving loan facility.

(6)
To adjust stockholders' equity for the write-off of deferred financing fees and the payment of the premium on the existing senior term loan facility.

Duane Reade Holdings, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the thirty-nine weeks ended September 25, 2004
(dollars in thousands)

	Duane Reade Inc. (Successor)	Duane Reade Inc. (Predecessor)	Pro Forma Adjustments		Pro Forma
Net sales	$217,556	$846,842	$—		$1,064,398
Cost of sales	172,765	663,223	—		835,988

Gross profit	44,791	183,619	—		228,410
Selling, general & administrative expenses	37,355	142,293	(927)	(1)	178,721
Labor contingency expense	689	2,611	—		3,300
CEO SERP Termination	24,500	—	(24,500)	(2)	—
Transaction expenses	37,118	3,005	(40,123)	(8)	—
Depreciation and amortization	7,280	21,902	7,049	(4)	36,231
Store pre-opening expenses	366	470	—		836
Other	791	—	2,637	(3)	3,428

Operating income (loss)	(63,308)	13,338	55,864		5,894
Interest expense, net	6,283		11,974	(5)	27,029
		7,977	795	(6)

Income (loss) before income taxes	(69,591)	5,361	43,095		(21,135)
Income tax expense (benefit)	(32,048)	1,555	19,565	(9)	(10,928)

Net income (loss)	$(37,543)	$3,806	$23,530		$(10,207)

The accompanying notes are an integral part of the
unaudited pro forma consolidated statements of operations.

Duane Reade Holdings, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 27, 2003
(dollars in thousands)

	Duane Reade Inc. (Predecessor)	Pro Forma Adjustments		Pro Forma
Net sales	$1,383,828	—		$1,383,828
Cost of sales	1,087,092	—		1,087,092

Gross profit	296,736	—		296,736
Selling, general & administrative expenses	227,910	(1,344	)(1)	226,566
Labor contingency expense	12,600	—		12,600
Transaction expenses	644	(644	)(8)	—
Depreciation and amortization	32,335	10,516	(4)	42,851
Store pre-opening expenses	1,063	—		1,063
Other	—	4,571	(3)	4,571

Operating income (loss)	22,184	(13,099)		9,085
Interest expense, net	14,117	20,835 1,565	(5) (6)	36,517
Debt extinguishment	812	(812	)(7)	—

Income (loss) before income taxes	7,255	(34,687)		(27,432)
Income tax expense (benefit)	2,181	(15,748)		(13,567)

Net income (loss)	$5,074	$(18,939)		$(13,865)

The accompanying notes are an integral part of the
unaudited pro forma consolidated statement of operations.

Duane Reade Holdings, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the fifty-two weeks ended September 25, 2004
(dollars in thousands)

	Duane Reade Inc. (Successor)	Duane Reade Inc. (Predecessor)	Pro Forma Adjustments		Pro Forma
Net sales	$217,556	$1,203,272	$—		$1,420,828
Cost of sales	172,765	942,192	—		1,114,957

Gross profit	44,791	261,080	—		305,871
Selling, general & administrative expenses	37,355	203,071	(1,318	)(1)	239,108
Labor contingency expense	689	15,211	—		15,900
CEO SERP Termination	24,500	—	(24,500)	(2)	—
Transaction expenses	37,118	3,649	(40,767)	(8)	—
Depreciation and amortization	7,280	30,364	9,980	(4)	47,624
Store pre-opening expenses	366	734	—		1,100
Other	791	—	3,780	(3)	4,571

Operating income (loss)	(63,308)	8,051	52,825		(2,432)
Interest expense, net	6,283	11,643	17,212 1,192	(5) (6)	36,330

Income (loss) before income taxes	(69,591)	(3,592)	34,421		(38,762)
Income tax expense (benefit)	(32,048)	(3,396)	15,627	(9)	(19,817)

Net income (loss)	$(37,543)	$(196)	$18,794		$(18,945)

The accompanying notes are an integral part of the
unaudited pro forma consolidated statement of operations.

Notes to the Unaudited Pro Forma Consolidated Statements of Operations
(dollars in thousands)

(1)
Records the elimination of expenses associated with having listed equity securities.

(2)
Represents the reversal of the non-recurring expense associated with our election to terminate our CEO's Supplemental Executive Retirement Plan obligations in accordance with his amended employment agreement.

(3)
Records an annual management fee of $1.25 million payable to Oak Hill and employee benefit costs due to our CEO as a result of his new employment contract.

(4)
Records pro forma amortization expense relating to identifiable intangible assets as shown below with a weighted average amortizable life of 8.8 years.

Description	Amount	Amortizable Life (years)
Lease acquisition costs	$108,780	10.0
Pharmacy customer files	75,486	7.0

	$184,266	8.8

(5)
Records pro forma interest expense associated with the incurrence of the senior subordinated notes, the additional borrowings under the amended asset-based revolving loan facility in connection with the Acquisition, the repurchase of the convertible notes and the transactions in connection with this offering, including (1) the incurrence of $160.0 million of new indebtedness, (2) an additional $2.9 million of borrowings under our amended asset-based revolving loan facility; and (3) the repayment of $155.0 million in outstanding principal, plus $3.6 million of premium and accrued but unpaid interest through September 25, 2004, under our existing senior term loan facility. As detailed in the table below, a change in the overall interest rate of one-eighth of one percent would affect annual interest expense by approximately $0.6 million.

	Pro forma adjustment
Debt component	12 months ended December 27, 2003	52 weeks ended September 25, 2004	39 weeks ended September 25, 2004	Pro forma principal at September 25, 2004	Impact of 0.125% change in interest rate
Asset-based revolving loan	$2,113	$1,208	$1,008	$155,886	$195
New Indebtedness	7,182	7,230	5,148	160,000	200
9.75% senior subordinated notes	18,993	15,992	11,238	195,000	244
2.1478% senior convertible notes	(7,453)	(7,218)	(5,420)	32	0

	$20,835	17,212	$11,794	$510,918	$639

(6)
Records the pro forma amortization of deferred financing fees, utilizing the interest method calculated over the lives of the underlying debt.

(7)
Records the reversal of debt extinguishment expense for debt retired as part of the Acquisition.

(8)
Records the reversal of non-recurring transaction-related expenses associated with the Acquisition as shown below (dollars in millions):

Non-Recurring Transaction- Related Expenses	12 months ended December 27, 2003	52 weeks ended September 25, 2004	39 weeks ended September 25, 2004
Change of control payments to management	$—	$14.7	$14.7
Legal and professional fees	0.6	18.0	17.4
Transaction fees payable to Oak Hill upon consummation of the Acquisition	—	8.0	8.0

	$0.6	$40.7	$40.1

(9)
Records the adjustment to the tax provision resulting from the pro forma adjustments. The calculation contemplates a federal statutory tax rate of 35.0%, a combined New York State and New York City statutory tax rate (net of the federal benefit) of 10.6%, and an overall effective tax rate of 45.4%.

2.
A reconciliation of pro forma net loss to pro forma Adjusted FIFO EBITDA is as follows:

Pro Forma Twelve Months Ended September 25, 2004
Net (loss)	$(18,945)
Income tax (benefit)	(19,817)
Interest expense, net	36,330
Depreciation and amortization(a)	47,624
Labor contingency expense	15,900
Deferred non-cash rent expense(b)	6,729
Oak Hill management fee(c)	1,250
Employee benefit cost due to the CEO(d)	3,321
LIFO (Income) Provision	630

Adjusted FIFO EBITDA	$73,022

  (a)
  Excludes amortization expense associated with deferred financing costs, which is included in the line item entitled "Interest expense."

  (b)
  Under GAAP, in each fiscal period, for each leased store, we record as rent expense the total amounts payable as rent during the term of the store's lease, evenly distributed over the lease term. Non-cash deferred rent expense for a period equals our total rent expense recorded under GAAP less cash rent expense actually payable in the period.

  (c)
  Represents an annual management fee of $1.25 million per year payable to Oak Hill.

  (d)
  Represents a long-term cash award of $0.9 million per year and the accrued costs related to the expected transfer of a 1998 corporate owned life insurance policy to the CEO in July 2006. See "Management—Contracts with Executive Officers—Mr. Cuti's Employment Agreement" for more information.

3.
The following are certain normalization adjustments for the pro forma fifty-two weeks ended September 25, 2004 and for the fiscal year ended (estimated) December 25, 2004:

($ in millions)

Normalization Adjustments	LTM 9/25/04		FYE 12/25/04	Comments
One-Time Costs
Non-recurring professional fees	$5.4		$4.1	Non-recurring professional fees paid to outside legal counsel to cover unusual events
Severance costs	$0.2		$0.2	Severance costs associated with workforce reduction
Shelf relabeling program cost	$0.5		$0.1	One-time costs associated with implementation of shelf labeling program commencing in Q4' 03.

Total one-time costs	$6.1		$4.4
Implemented Costs Reductions
Workforce reduction savings	$1.0		$0.3	Payroll costs associated with 66 employees which have been terminated or moved to recently vacated or newly opened store manager positions
Shelf relabeling costs savings	$0.5		—	Unrealized cost savings associated with shelf relabeling program to give full year effect

Total cost reductions	$1.5		$0.3
Public company expenses	$—	(a)	$0.9

Total Normalization Adjustments	$7.6		$5.6

(a)
These costs were eliminated in the pro forma statements of operations for the 52 weeks ended September 25, 2004 and amounted to $1.3 million.

4.
Collateral Coverage

($ in millions)	September 25, 2004 Balance
Collateral for Amended Asset-Based Revolving Loan Facility
Accounts Receivable, net	$56.7
Inventory, net	264.1
Prescription File(1)	67.0

Total Collateral	$387.8
Other Collateral
Tangible
Property and Equipment, net	$191.1
Intangible
Trademark(2)	$130.0
Market Value of Real Estate Leases(3)	100.0

Total	$421.1
Senior Secured Debt as a % of Total Enterprise Value	42.1%

(1)
Appraised value of prescription files based on the amended asset-based revolving loan agreement.

(2)
Management estimate based on previous 3rd party analysis.

(3)
Based on lease analysis provided by a third party. Value represents present value of below market leases.

        As used in this offering memorandum, Adjusted FIFO EBITDA means earnings before interest, income taxes, depreciation, amortization, expenses related to the Acquisition, labor contingency expense, non-cash charges and credits related to the LIFO inventory valuation method, extraordinary charges and other non-recurring charges. We believe that Adjusted FIFO EBITDA, as presented, represents a useful measure of assessing the performance of our ongoing operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring items. Targets and positive trends in Adjusted FIFO EBITDA are used as performance measures for determining certain compensation of management. Adjusted FIFO EBITDA is also used by some of our creditors in assessing debt covenant compliance.

        We understand that, although security analysts frequently use Adjusted FIFO EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted FIFO EBITDA is not intended as alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with generally accepted accounting principles nor as an alternative to cash flow from operating activities as a measure of liquidity.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act and the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. These statements relate to future events or our future financial performance with respect to our financial condition, results of operations, business plans and strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products such as private label merchandise, plans and objectives of management, capital expenditures, growth and maturation of our stores and other matters. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions and such expectations may prove to be incorrect. Some of the things that could cause our actual results to differ substantially from our expectations are:

  •
  the outcome of the legal proceedings that have been instituted against us and others following announcement of the Acquisition;

  •
  the actual terms of our amended and restated senior term loan facility differing from those described in "Description of Other Indebtedness";

  •
  the competitive environment in the drugstore industry in general and in the New York greater metropolitan area;

  •
  the ability to open and operate new stores on a profitable basis and the maturation of those stores and the ability to increase sales in existing stores;

  •
  the continued efforts of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payers to reduce prescription reimbursement rates and pricing pressure from internet-based and mail-order-based providers;

  •
  our significant indebtedness;

  •
  the continued efforts of federal, state and municipal government agencies to reduce Medicaid reimbursement rates, modify Medicare benefits and/or reduce prescription drug costs;

  •
  the strength of the economy in general and the economic conditions in the New York greater metropolitan area including, in particular, seasonal and weather-related factors, special events, changes in consumer purchasing power and/or spending patterns;

  •
  changes in the cost of goods and services;

  •
  trends in the healthcare industry, including continued conversion of various prescription drugs to over-the-counter medications and the increasing market share of internet-based and mail-order-based providers;

  •
  employment disputes and labor disturbances including any resulting from the suspension or termination of our collective bargaining agreements;

  •
  changes in federal and state laws and regulations, including the potential impact of changes in regulations surrounding the importation of pharmaceuticals from foreign countries and changes in laws governing minimum wage requirements;

  •
  liability and other claims asserted against us, including the items discussed under "Business—Legal Proceedings";

  •
  changes in our operating strategy or development plans;

  •
  our ability to attract, hire and retain qualified personnel, including our ability to attract qualified pharmacists;

  •
  interest rate fluctuations and changes in capital market conditions or other events affecting our ability to obtain necessary financing on favorable terms to fund the anticipated growth of our business;

  •
  the continued impact of, or new occurrences of, terrorist attacks in the New York greater metropolitan area and any actions that may be taken by federal, state or municipal authorities in response to or in anticipation of such occurrences;

  •
  changes in timing of our acquisition of stores and prescription files and capital expenditure plans;

  •
  our ability to continue to secure suitable new store locations under acceptable lease terms;

  •
  our ability to successfully implement and manage new computer systems and technologies;

  •
  our ability to limit fraud and shrink;

  •
  demographic changes; and

  •
  other risks and uncertainties detailed elsewhere in this offering memorandum and from time to time in our filings with the SEC.

        We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report. We do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements.

        We caution you that the areas of risk described above may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks, nor can it assess the impact, if any, of such risks on our businesses or the extent to which any risk or combination of risks, may cause actual results to differ materially from those projected in any forward-looking statements. In light of these risks, uncertainties and assumptions, you should keep in mind that any forward-looking statement made in this offering memorandum might not occur.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2004

DUANE READE INC.
By:	/s/ JOHN K. HENRY John K. Henry Senior Vice President and Chief Financial Officer

QuickLinks

Duane Reade Holdings, Inc. Unaudited Pro Forma Consolidated Balance Sheet September 25, 2004 (dollars in thousands)
Notes to the Unaudited Pro Forma Consolidated Balance Sheet (dollars in thousands)
Duane Reade Holdings, Inc. Unaudited Pro Forma Consolidated Statement of Operations For the thirty-nine weeks ended September 25, 2004 (dollars in thousands)
Duane Reade Holdings, Inc. Unaudited Pro Forma Consolidated Statement of Operations For the year ended December 27, 2003 (dollars in thousands)
Duane Reade Holdings, Inc. Unaudited Pro Forma Consolidated Statement of Operations For the fifty-two weeks ended September 25, 2004 (dollars in thousands)
Notes to the Unaudited Pro Forma Consolidated Statements of Operations (dollars in thousands)
SIGNATURES